As filed with the Securities and Exchange Commission on September 1, 2022.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MOMENTUS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	84-1905538
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
3901 N. First Street
San Jose, CA 95134
(650) 564-7820
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
John C. Rood
Chief Executive Officer
3901 N. First Street
San Jose, CA 95134
Telephone: (650) 564-7820
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
John W. Titus Stephen C. Hinton Bradley Arant Boult Cummings LLP 1600 Division Street, Suite 700 Nashville, Tennessee 37203 Telephone: (615) 244-2582	Jikun Kim Chief Financial Officer 3901 N. First Street San Jose, CA 95134 Telephone: (650) 564-7820
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated September 1, 2022.
PRELIMINARY PROSPECTUS

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time, Momentus Inc. (“Momentus,” the “Company,” “we,” “us,” or “our”) may offer and sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in amounts, at prices and on terms that will be determined at the time the securities are offered. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200,000,000.00.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our Class A common stock (“Class A Stock”) and our public warrants to purchase shares of our Class A Stock (“Public Warrants”) are listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively. On August 31, 2022, the last reported sales price of our Class A Stock and our Public Warrants were $1.77 per share and $0.24 per warrant.
Our principal executive offices are located at 3901 N. First Street, San Jose, CA 95134. Our telephone number is (650) 564-7820.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.
Investing in our securities involves risks. You should carefully review the risks and uncertainties referenced in the section of this prospectus entitled “Risk Factors” as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement before you consider buying our securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2022.

Prospectus
i

INFORMATION INCORPORATED BY REFERENCE
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Momentus,”, the “Registrant,” “we,” “us,” “our” and similar terms refer to Momentus Inc. (f/k/a Stable Road Acquisition Corp.) and its consolidated subsidiaries.
This registration statement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), filed with the SEC on March 8, 2022;
•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 as filed with the SEC on May 11, 2022, and for the quarter ended June 30, 2022, as filed with the SEC on August 11, 2022;
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Our Current Reports on Form 8-K, as filed with the SEC on January 7, 2022, February 14, 2022, March 23, 2022, May 23, 2022, June 2, 2022 and August 22, 2022 (except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K);

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Portions of the Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 15, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

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The description of our Class A Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 6, 2019, as amended by the description of the Registrant’s common stock contained in Exhibit 4.3 to the Annual Report filed with the SEC on March 8, 2022, and including any further amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished, and exhibits furnished in connection with such items, and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this prospectus.
We have filed with the SEC this registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities that may be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.momentus.space as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Momentus Inc.
Attention: Jikun Kim, Chief Financial Officer
3901 N. First Street
San Jose, California 95134
Telephone: (650) 564-7820

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC, under the Securities Act using a “shelf” registration process. Under this shelf registration statement, we may sell securities from time to time in one or more offerings as described in this prospectus up to a total dollar amount of $200,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the section of this prospectus entitled, “Information Incorporated by Reference” in making your investment decision.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the section of this prospectus entitled, “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “contemplate,” “objective,” “target,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	Momentus’ future financial performance;
•	Momentus’ strategy, future operations, projected capital resources and financial position, estimated revenues and losses, projected costs and capital expenditures, prospects and plans;
•	the potential future capabilities of Momentus’ technology, including its water plasma propulsion technology;
•	projections of market growth and size;
•	anticipated progress and timeline of any testing of Momentus’ technology and any launch status of Momentus’ satellite transportation systems;
•	expansion plans and opportunities; and
•	the outcome of any known and unknown litigation and regulatory proceedings.
The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•	the ability of the Company to obtain licenses and government approvals for its missions, which are essential to its operations;
•	the ability of the Company to effectively market and sell satellite transport services and planned in-orbit services;
•	the ability of the Company to protect its intellectual property and trade secrets;
•	the development of markets for satellite transport and in-orbit services;
•	the ability of the Company to develop, test and validate its technology, including its water plasma propulsion technology;
•	delays or impediments that the Company may face in the development, manufacture and deployment of next generation satellite transport systems;
•	the ability of the Company to convert backlog or inbound inquiries into revenue;
•	changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business, including export control license requirements;
•	the ability to attract or maintain a qualified workforce with the required security clearances and requisite skills;
•	level of product service or product or launch failures or delays that could lead customers to use competitors’ services;
•	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;
•	the effects of the COVID-19 pandemic on the Company’s business;

•
the Company’s ability to comply with the terms of its National Security Agreement and any related compliance measures instituted by the director who was approved by the Committee on Foreign Investment in the United States (“CFIUS”) Monitoring Agencies (the “Security Director”);

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties described in this prospectus, including those under the section titled “Risk Factors.”
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” in this prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and any accompanying prospectus supplements. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you are cautioned not to place undue reliance on these forward-looking statements.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

THE COMPANY
Momentus is a U.S. commercial space company that plans to offer transportation and infrastructure services to help enable the commercialization of space. Satellite operators are our principal customers and target customers. Services that we plan to provide include “last mile” satellite transportation, payload-hosting, on-orbit satellite refueling, on-orbit inspection, on-orbit satellite maintenance, de-orbiting, debris removal, and other satellite-to-satellite service offerings.
Our transportation service offering will focus on delivering our customers’ satellites to precision orbits of their choosing. To accomplish this, we plan to create a hub-and-spoke transportation network in partnership with leading launch service providers, such as SpaceX. Under this model, our customers’ satellites would “ride share” from Earth to space on a midsized or large rocket. Our Orbital Transfer Vehicles (“OTVs”) would then provide “last mile” transportation services from the rocket’s drop-off orbit to a custom orbit of the satellite operator’s choosing. We believe our hub-and-spoke model has the potential to expand our customers’ deployment options relative to what they would be able to achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle. Over time, we plan to begin introducing additional services beyond “last mile” transportation.
Since our founding in 2017, we have been working to develop, test and enhance our vehicles and supporting technologies, particularly our water plasma propulsion technology.

USE OF PROCEEDS
Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of securities described in this prospectus, if any, will be used for general corporate purposes, including, without limitation, any potential business acquisitions.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the most important terms of our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Information Incorporated by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
Authorized and Outstanding Stock
Pursuant to the terms of the Second Amended and Restated Certificate of Incorporation, our authorized capital stock consists of:
•	250,000,000 shares of Class A common stock, $0.00001 par value per share; and
•	20,000,000 shares of undesignated Preferred Stock, $0.00001 par value per share (“Preferred Stock”).
As of August 5, 2022, there were 83,276,728 shares of Class A common stock issued and outstanding and no shares of Preferred Stock outstanding.
Common Stock
Voting Power
Holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of Class A common stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Second Amended and Restated Certificate of Incorporation.
The Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws (collectively, our “Organizational Documents”) established a classified board of directors (the “board”) that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.
Dividend Rights
Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Class A common stock are entitled to receive dividends out of funds legally available if the board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board may determine.
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the board at such time. In addition, the board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.
No Preemptive or Similar Rights
The holders of our Class A common stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of Class A common stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.
Fully Paid and Non-Assessable
All of the outstanding shares of Class A common stock are fully paid and non-assessable.

Preferred Stock
Our board is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. Our board can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.
Our board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of Class A common stock and the voting and other rights of the holders of Class A common stock. There are no current plans to issue any shares of Preferred Stock.
Anti-Takeover Provisions
Some provisions of Delaware law, the Second Amended and Restated Certificate of Incorporation, and the Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer, an acquisition of us by means of a proxy contest or otherwise, or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Organizational Documents Provisions
Provisions of our Organizational Documents could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors.
Our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide for certain provisions that may have an anti-takeover effect:
•	a classified board of directors whose members serve staggered three-year terms;
•
the authorization of “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our Class A common stock;

•	a limitation on the liability of, and providing indemnification to, our directors and officers;
•
a requirement that special meetings of our stockholders can be called only by our board of directors acting by a written resolution by a majority of our directors then in office, the Chairperson of our board of directors, our Chief Executive Officer, or our Lead Independent Director;

•	a requirement of advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;
•	a requirement that our directors may be removed only for cause and by a two-thirds (2/3) vote of the stockholders;
•	a prohibition on stockholder action by written consent;
•
a requirement that vacancies on our board of directors may be filled only by a majority of directors then in office or by a sole remaining director (subject to limited exceptions), even though less than a quorum; and

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a requirement of the approval of the board of directors or the holders of at least two-thirds of our outstanding shares of capital stock to amend our bylaws and certain provisions of our certificate of incorporation.

Limitation of Liability and Indemnification
Our Amended and Restated Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law.
Delaware law prohibits the Second Amended and Restated Certificate of Incorporation from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Second Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our Amended and Restated Bylaws, we can purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our Organizational Documents, we have entered into an indemnification agreement with each member of our board and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of us, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Organizational Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Listing of Securities
Our Class A common stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees whom we will identify in the applicable prospectus supplement. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees whom we will identify in the applicable prospectus supplement. We have filed forms of the indentures as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indenture that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:
•	the title;
•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;
•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with shareholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplements the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.
Consolidation, Merger or Sale
The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part may contain covenants that restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.
If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indentures
Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;
•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;
•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:
•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.
If debt securities are issued, the indentures require that we periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:
•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;
•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose; or
•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.
In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of the debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.
Discharge
The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;
•	replace mutilated, destroyed, lost or stolen debt securities of the series;
•	maintain paying agencies; and
•	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. We will name in the applicable prospectus supplement any paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF WARRANTS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our Class A Stock, Preferred Stock and/or debt securities in one or more series. Warrants may be offered independently or together with our Class A Stock, Preferred Stock, debt securities and/or rights offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us and identified in any applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplements the terms relating to a series of warrants.
If warrants for the purchase of our Class A Stock or Preferred Stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:
•	the offering price and the aggregate number of warrants offered;
•
the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of Class A Stock or Preferred Stock;
•	the date on and after which the holder of the warrants can transfer them separately from the related Class A Stock or series of preferred stock;
•
the number of shares of Class A Stock or Preferred Stock that can be purchased if a holder exercises the warrant and the price at which such Class A Stock or Preferred Stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•	the date on which the right to exercise the warrants begins and the date on which that right expires;
•	the number of warrants outstanding, if any;
•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;
•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;
•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
Warrants for the purchase of Class A Stock or Preferred Stock will be in registered form only.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•	the offering price and the aggregate number of warrants offered;
•	the currencies in which the warrants are being offered;
•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;
•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;
•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;
•
the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants begins and the date on which such right expires;
•	the number of warrants outstanding, if any;
•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;
•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;
•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
Warrants for the purchase of debt securities will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A Stock or Preferred Stock are exercised, holders of the warrants will not have any rights of holders of the underlying Class A Stock or Preferred Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the number of shares of Class A Stock or Preferred Stock or principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
•	delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;
•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and
•	delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.
If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the Class A Stock, Preferred Stock or debt securities that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a warrant to receive either Class A Stock or Preferred Stock will be adjusted proportionately if we subdivide or combine our Class A Stock or Preferred Stock, as applicable.
In addition, unless a prospectus supplement states otherwise, if we, without payment therefor:
•
issue capital stock or other securities convertible into or exchangeable for Class A Stock or Preferred Stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our Class A Stock or Preferred Stock;

•
pay any cash to holders of our Class A Stock or Preferred Stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the Preferred Stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Class A Stock or Preferred Stock; or
•
issue Class A Stock or Preferred Stock or additional stock or other securities or property to holders of our Class A Stock or Preferred Stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of warrants to receive Class A Stock and Preferred Stock, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Class A Stock or Preferred Stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.
Except as stated above, the exercise price and number of securities covered by a warrant to receive Class A Stock or Preferred Stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants to receive Class A Stock and Preferred Stock may have additional rights under the following circumstances:
•	certain reclassifications, capital reorganizations or changes of the Class A Stock or Preferred Stock, as applicable;
•	certain share exchanges, mergers or similar transactions involving us and which result in changes of the Class A Stock or Preferred Stock, as applicable; or
•	certain sales or dispositions to another entity of all or substantially all of our property and assets.
If one of the above transactions occurs and holders of our Class A Stock or Preferred Stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the warrants to receive Class A Stock and Preferred Stock then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our Class A Stock, Preferred Stock and/or debt securities in one or more series. Rights may be offered independently or together with our Class A Stock, Preferred Stock, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.
The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:
•	the date for determining the persons entitled to participate in the rights distribution;
•	the price, if any, per right;
•	the exercise price payable for each share of Class A Stock, share of Preferred Stock or debt security upon the exercise of the rights;
•	the number of rights issued or to be issued to each holder;
•	the number and terms of the shares of Class A Stock, shares of Preferred Stock or debt securities that may be purchased per each right;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;
•	the number of rights outstanding, if any;
•	a discussion of any material U.S. federal income tax considerations applicable to the rights;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.
The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of Class A Stock, shares of Preferred Stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.
The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	whether we will apply to have the units traded on a securities exchange or securities quotation system;
•	a discussion of any material U.S. federal income tax considerations applicable to the units; and
•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.
The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company (“DTC”) will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•	to or through underwriters;
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions other than on these exchanges or systems or in the over-the-counter market;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	an accelerated securities repurchase program;
•	a combination of any of these methods of sale; and
•	any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Momentus Inc. as of and for the years ended December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, of Momentus Inc. incorporated by reference in this prospectus have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at investors.momentus.space. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus and any prospectus supplement, or the registration statement of which this prospectus is a part. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

$200,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
PROSPECTUS
      , 2022

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
Amount
SEC registration fee	$18,540
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
Item 15.	Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Second Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
The registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits.
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-233980), filed on October 10, 2019).
4.2
Amended and Restated Registration Rights Agreement, dated as of August 12, 2021, by and among the Company and certain other parties (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2021).

4.3	Description of Securities (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on March 9, 2022).
4.4*	Form of Preferred Stock Certificate.
4.5	Form of Senior Indenture.
4.6	Form of Subordinated Indenture.
4.7*	Form of Senior Note.
4.8*	Form of Subordinated Note.
4.9*	Form of Warrant Agreement and Warrant Certificate.
4.10*	Form of Rights Agreement and Rights Certificate.
4.11*	Form of Unit Agreement.
5.1	Opinion of Bradley Arant Boult Cummings LLP.
23.1	Consent of Armanino LLP.
23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-3).
25.1#	Form T-1 Statement on Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2#	Form T-1 Statement on Eligibility of Trustee for Subordinate Indenture under the Trust Indenture Act of 1939.
107.1	Filing Fee Table.
*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
#	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on September 1, 2022.
MOMENTUS INC.

By:	/s/ John C. Rood
John C. Rood
Chief Executive Officer, President and Chairperson of the Board of Directors
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Rood and Jikun Kim, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in persons, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ John C. Rood	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	September 1, 2022
John C. Rood

/s/ Jikun Kim	Chief Financial Officer (Principal Financial and Accounting Officer)	September 1, 2022
Jikun Kim

/s/ Chris Hadfield	Director	September 1, 2022
Chris Hadfield

/s/ Brian Kabot	Director	September 1, 2022
Brian Kabot

/s/ Mitchel B. Kugler	Director	September 1, 2022
Mitchel B. Kugler

/s/ Victorino Mercado	Director	September 1, 2022
Victorino Mercado

/s/ Kimberly A. Reed	Director	September 1, 2022
Kimberly A. Reed

/s/ Linda J. Reiners	Director	September 1, 2022
Linda J. Reiners